                                                                    EXHIBIT 5.01
                                                                    ------------


                               January 29, 1998

VeriSign, Inc.
1390 Shorebird Way
Mountain View, CA  94043


Gentlemen/Ladies:

At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission (the "Commission") on or about January 29, 1997 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 500,000 shares of your Common Stock (the "Stock"), subject to issuance by you upon the exercise of purchase rights granted or to be granted under your 1998 Employee Stock Purchase Plan (the "Purchase Plan"). In rendering this opinion, we have examined the following:

     (1) your registration statement on Form S-1 (File Number 333-40789), filed with the Commission and declared effective on January 29, 1998, together with the Exhibits filed as a part thereof, including without limitation the Purchase Plan;

     (2) your registration statement on Form 8-A (File Number 000-23593) filed with the Commission on January 6, 1998 and declared effective on January 29, 1998;

     (3) the Registration Statement, together with the Exhibits filed as a part thereof;

     (4)  the Prospectus prepared in connection with the Registration
          Statement;

     (5) the minutes of meetings and actions by written consent of your stockholders and Board of Directors that are contained in your minute books that are in our possession;

     (6) the stock records that you have provided to us (consisting of a list of stockholders and a list of option holders respecting your capital stock that was prepared by your corporate counsel Tomlinson Zisko Morosoli & Maser LLP and dated December 31, 1997); and

     (7) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations.

VeriSign, Inc.
January 29, 1998
Page 2


     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed terminations, modifications, waivers or amendments to any documents reviewed by us and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information included in the documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts
                                        -------
that would lead us to believe that the opinion expressed herein is not accurate.

     Based upon the foregoing, it is our opinion that the 500,000 shares of Stock that may be issued and sold by you upon the exercise of purchase rights granted or to be granted under the Purchase Plan, when issued and sold in accordance with the Purchase Plan and purchase agreements to be entered into thereunder, and in the manner referred to in the Prospectus associated with the Registration Statement, will be validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus prepared in connection therewith and any amendments thereto.

     This opinion speaks only as of its date and is intended solely for the your use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.


                              Very truly yours,



                              Fenwick & West LLP